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                                                                   EXHIBIT 10.12


                        PROCESSING SERVICES AGREEMENT

                                    BETWEEN

                       VITAL PROCESSING SERVICES L.L.C.

                                      and

                     NOVA INFORMATION SYSTEMS, INC. DATED

                                 July 1, 1998

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                       VITAL PROCESSING SERVICES AGREEMENT

          THIS AGREEMENT (the "Agreement") is made and entered into this ______ day of ____________ by and between VITAL PROCESSING SERVICES L.L.C. ("VITAL"), of Tempe, Arizona, and NOVA INFORMATION SYSTEMS,, INC. ("NOVA"), of Atlanta, Georgia, and is effective July 1, 1998.

                                    PREAMBLE

          The terms and provisions of this Agreement provide for the utilization by NOVA of the VITAL System for card and merchant authorization services as described in Exhibit "A" hereto and for merchant accounting and clearing services as described in Exhibit "B" hereto and in the VITAL Manuals. Merchant authorization services and merchant accounting and clearing services are hereinafter referred to as "Merchant Services". To provide for the use of the Merchant Services by NOVA and in consideration of the terms and provisions specified in this Agreement, the parties hereto agree as follows:

1.        SERVICES PROVIDED BY VITAL

          1.1 VITAL will make available to NOVA Merchant Services some or all of which NOVA presently agrees to use, and others of which VITAL offers to NOVA for its future use. NOVA shall from time to time designate which of the Merchant Services described herein and in the Manuals it elects to use.

          1.2 In performing the Merchant Services contemplated under this Agreement, and in the selection and use of facilities, equipment. machines and personnel required for such performance, and in the custody and safekeeping of materials furnished to VITAL by, or acquired by VITAL on behalf of NOVA in connection therewith, VITAL shall exercise ordinary care and diligence, subject to the limitations set forth in this paragraph. The parties recognize that there are no universally accepted industry standards which are commonly accepted as a standard of ordinary care and diligence for the performance of the Merchant Services. Accordingly, NOVA agrees that VITAL shall be deemed to be exercising ordinary care and diligence in the performance of the services required of VITAL under this Agreement if VITAL follows the procedures and practices set forth in the Manuals, as such Manuals may be revised from time to time. NOVA will be provided copies of all revisions made from time to time to the Manuals.

          1.3 VITAL will provide, upon the written request of NOVA, such personnel to assist in the conversion or start-up of NOVA's accounts for the merchant accounting and clearing services and for such other purposes within the scope of this Agreement (i.e. Training) as may be deemed desirable by NOVA on an out-of-pocket expense basis for a period of one hundred and twenty (120) days commencing seventy-five (75) days prior to and ending forty-five (45) days following the conversion or start-up date. Before the beginning and after the end of such period, VITAL will furnish personnel for such assistance, additional training and consultation at its then current per diem or hourly charged basis for such services, plus reasonable out-of-pocket expenses. For purposes of

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this paragraph, out-of-pocket expenses shall be construed to include, but not be limited to, travel, lodging, ground transportation, meals and related expenses.

          1.4 VITAL agrees to provide or make available the Merchant Services in accordance with the performance standards set forth in Exhibit "C".

          1.5 VITAL will use best efforts to meet reasonable implementation dates for acquisitions/conversions as required by NOVA.

          1.6 VITAL will supply information and back-up documentation for derivation of costs and time estimates for custom-code projects.

                   (a) VITAL will supply documented plans for tests, encompassing all aspects of the projects to assure, to the best of their ability, smooth implementation for custom-code projects and/or system enhancements. The purpose is to minimize the impact to NOVA operations and minimize utilization of NOVA resources to resolve VITAL major production problems and expenses incurred due to VITAL implementations.

                   (b) NOVA will provide VITAL with written documentation on all custom-code requests including requirements and test plans in an adequate time frame prior to requested implementation date. VITAL will provide to NOVA cost/time estimates in a reasonable time period after VITAL has received complete requirements documentation from NOVA.

          1.7 VITAL agrees to retain insurance on its properly for the replacement value of such property and to retain general liability insurance in an amount not less than $20,000,000.00 and errors and omissions insurance that covers VITAL'S errors and omissions in its performance under this Agreement in an amount not less than $5,000,000.00 and providing for, among other things.:

                   (a) Coverage for any and all amounts necessary to replace magnetic tapes and reconstruct information stored on such magnetic tapes or any other medium whatsoever or other evidence of any transactions received by VITAL and required to be maintained by VITAL pursuant to this Agreement;

                   (b) Coverage for additional expenses incurred by VITAL which are required to allow VITAL to continue processing and servicing in accordance with this Agreement and in accordance with VITAL'S past custom and practice: and

                   (c) Coverage for any and all amounts necessary to replace all processing units, computer consoles or other computer hardware of VITAL used in connection with the processing activities of VITAL under this Agreement.

          1.8 Throughout the term of this Agreement, VITAL agrees to maintain and retain: (1) adequate backup of all of its software in the form of the offsite storage of its

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source and object codes as well as all documentation necessary to reconstruct the software; (2) offsite storage for each of NOVA'S data files used in connection with processing services provided by VITAL under this Agreement; (3) a backup power supply system to guard against electrical outages; and (4) adequate backup for on-line communications, provided that NOVA maintains an appropriate modem for such on-line communications as specified by VITAL.

          1.9 Concepts. ideas, know-how, techniques, software, including, but not limited to, programs, program listings and programming tools and documentation. including, but not limited to, manuals, techniques, reports and drawings developed by VITAL and used by VITAL to fulfill its obligations under this Agreement shall be the sole and exclusive property of VITAL even if NOVA assisted VITAL in the development or modification of such properly, and NOVA shall have no interest whatsoever in and to such property. Notwithstanding the foregoing, in such event NOVA has paid VITAL for the development of any such properly, NOVA shall be given a fully paid perpetual license in such properly for its use and the use of its customers unless VITAL sets forth in writing what other rights NOVA shall have in such properly before the development thereof.

          1.10 Vital agrees to pay NOVA a signing bonus of $175,000 as an inducement to enter into this Agreement for Merchant Services.

                   Further, VITAL covenants and agrees to maintain and retain throughout the term of this Agreement commercially reasonable offsite disaster recovery capabilities which permit VITAL to recover from a disaster and continue providing the Merchant Services required under this Agreement. VITAL agrees to test the operation and effectiveness of its disaster recovery plan on a periodic basis to ensure its effectiveness in providing disaster recovery capability.

2.        OBLIGATIONS OF NOVA

          2.1 Insofar as the performance of Merchant Services under this Agreement by VITAL requires data, documents information or materials of any nature to be furnished, in whole or in part, by NOVA or NOVA'S employees, agents or other representatives, or which requires other services to be performed by NOVA or NOVA'S employees, agents or other representatives, NOVA hereby agrees to furnish or cause its employees, agents or other representatives to furnish, all such data, documents, information and materials, and to perform all such services within such time or times, and in such form or manner as is necessary in order to enable VITAL to perform Merchant Services hereunder in a timely manner.

          2.2 NOVA agrees during the term of this Agreement to maintain a correspondent demand deposit account ("clearing account") with Columbus Bank and Trust Company, Columbus, Georgia, and agrees to adhere to the current obligations as required by Columbus Bank and Trust Company.

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          2.3      NOVA agrees that during the term of this Agreement, VITAL
will be the exclusive provider of merchant accounting and clearing services as described in Exhibit "B" hereto except for the following:

                   a) Any existing merchant accounting and clearing services not being provided on the effective date of this Agreement including but not limited to the Mellon portfolio.

                   b) Merchant accounting and clearing services that NOVA is contractually obligated to process on another processor resulting from a purchase of a portfolio or a joint venture entered into by NOVA or another similar transaction after the effective date of this Agreement

                   c) Merchant accounting and clearing services provided by a proprietary system developed or purchased by NOVA.

          2.4      Preferred POS Network. NOVA agrees that the VITAL POS System
                   ---------------------
will be the preferred outsource POS network for NOVA.

3.        PRICES FOR VITAL SERVICES

          3.1 (a) VITAL's fees for Merchant Services provided hereunder are set forth in Exhibit "A" and Exhibit "B". VITAL will invoice NOVA for the fees and expenses incurred in connection with the Services provided to NOVA as of the end, of each calendar month. Such invoice shall indicate type of service, number of transactions and other relevant information. NOVA shall designate a NOVA bank account (hereinafter referred to as "the designated account") with respect to which VITAL shall have the authority to debit the account for the fees and expenses. VITAL shall debit NOVA's designated account the full amount of the fees and charges shown on the invoice fifteen (15) days after the date of the invoice; provided, however, that in the event that NOVA has provided VITAL with written notice as to any disputed fees and/or charges, VITAL shall not debit NOVA's designated account for the disputed amount until such time as the dispute has been resolved to both parties' satisfaction. VITAL may modify its billing procedures upon ninety (90) days notice to NOVA. Any modification to these procedures will not shorten the period of time that the fees and charges are payable.

                   (b) It is understood and agreed between the parties hereto that the fees provided for in this Agreement are exclusive of any and all applicable taxes or assessments, whether designated as sales taxes, use taxes, ad valorem taxes, properly taxes or by some other name or designation, and including any interest or penalties thereon, which may be levied upon or assessed by any governmental or taxing jurisdiction in connection with the performance of services hereunder for NOVA or the provision to NOVA of any equipment necessary for the performance of services hereunder for NOVA, and exclusive of any expenses which expenses, by the express terms hereof, are to be paid by NOVA; provided, however, that NOVA shall not be

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required to pay or reimburse VITAL for net income or excess profit taxes or other taxes measured by the net income of VITAL or any personal property taxes levied upon the value of any goods or materials prior to delivery of such goods or materials to NOVA. VITAL shall provide written notice to NOVA in the event any such tax, assessment or expense is due and owing. In the event of the payment of or for any such tax, assessment or expense by VITAL for NOVA, NOVA shall in turn pay VITAL for such items.

          3.2 The agreed upon fees stated in Exhibit "B" shall be guaranteed for the entire initial term of this Agreement VITAL shall have the right to change any of the fees specified in Exhibit "H" at the end of said period or at any time and at all times subsequent thereto, provided that such increase shall be no more than 8% of the fees in effect and that VITAL shall give NOVA not less than sixty (60) days advance written notice, and each such change shall become effective after such sixty (60) day period and each such change shall be guaranteed by VITAL to remain at that level for a period of at least one year from the effective date thereof.

          3.3 Any other provision herein to the contrary notwithstanding, the fees paid by NOVA for the Merchant Services provided herein may be increased to directly offset any increase in rates charged by any communication common carriers. VITAL shall give NOVA ninety (90) days written notice of any such increase or the amount of notice that VITAL receives of such increase if such notice to VITAL is less than ninety (90) days. Any such increase payable by NOVA shall become effective on the same day as the increase in rates charged by the communications common carrier becomes effective.

          3.4 Any other provision herein to the contrary notwithstanding, the fees to be paid by NOVA may be increased if any change in applicable law or the rules, regulations or operating procedures of either VISA, MasterCard, other supported plans, or any applicable federal or state governmental agency or regulatory authority results in such cost increase. VITAL shall give NOVA ninety
(90) days written notice of any such increase or the amount of notice that VITAL receives of such increase if such notice to VITAL is less than ninety (90) days. Any such increase payable by NOVA shall become effective on the same day as the change in such law, rules, regulations or operating procedures resulting in such increase becoming effective.

          3.5 NOVA agrees to provide VITAL with at least one hundred and eighty
(180) days prior written notice of any conversion from VITAL to another processor.

4.        TERM OF THE AGREEMENT

          4.1 The initial term of this Agreement shall begin on July 1, 1998, and shall continue in full force and effect for a period of three (3) years from such date ("initial term").

          4.2 Upon the expiration of the initial term of this Agreement, this Agreement shall be automatically renewed for an indefinite number of consecutive one (1) year terms thereafter unless either party gives the other party one hundred eighty (180) days

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written notice of its intent for this Agreement not to renew or until and unless terminated as provided in Section 4 hereinbelow.

          4.3 During the initial term of this Agreement, or any subsequent term of this Agreement. NOVA may terminate this Agreement without cause by giving VITAL at least one hundred and eighty (180) days written notice. In the event NOVA elects to terminate this Agreement prior to the end of the initial term pursuant to this paragraph 4.3, NOVA shall pay VITAL, at the time notification is given to VITAL, a termination fee of three hundred thousand dollars ($300,000):

          4.4 If the period of time to deconvert after the notice of termination exceeds the one hundred eighty (180) days provided for in Paragraph 4.2, the service will thereafter be provided by VITAL on a month-to-month basis with no minimums and pricing VITAL'S standard pricing, but in no event will such month-to-month relationship go beyond twelve (12) months of the termination date unless agreed to by VITAL in writing. The standard pricing may be raised by VITAL 10% at the end of the initial six (6) months of the month-to-month and 10% every six (6) months thereafter with no notice to NOVA.

          4.5 VITAL may terminate this Agreement in the event NOVA fails to make or to adequately and timely provide for the payment of fees and expenses due hereunder, but only if VITAL gives NOVA written notice of such failure and NOVA fails to remedy such failure within thirty (30) days after its receipt of said notice. Upon the expiration of the thirty (30) day period provided for above, VITAL may terminate this Agreement by giving NOVA written notice, which termination shall be effective immediately. If such failure to pay is remedied by NOVA within such thirty (30) day period, then this Agreement shall continue as though no such notice had been given.

          4.6 If either party fails to observe, keep or perform any term or condition of this Agreement, except for the performance standards in Exhibit "C" required to be observed, kept or performed by that party, the other party, in addition to any other rights and remedies it may have, shall have the right to terminate this Agreement without paying a termination fee; provided, however, that the party seeking to terminate the Agreement gives the other party a written notice of such failure claimed to be a breach of terms and conditions of this Agreement, and the party receiving said notice fails to remedy the breach within thirty (30) days after its receipt of said notice. If the breach is not remedied by the defaulting party within the thirty (30) day period provided for above, the non-defaulting party may terminate this Agreement by giving the defaulting party written notice effective immediately. If the breach is remedied by the defaulting party within such thirty (30) day period, then this Agreement shall continue as though no such notice had been given. If VITAL terminates the Agreement pursuant to Paragraph 4.5 and 4.6, VITAL may terminate all services provided pursuant to the Agreement.

          4.7 Termination of this Agreement shall not terminate NOVA's obligations to pay VITAL fees for all services performed and expenses incurred under the Agreement prior to the discontinuance of performance of Merchant Services by VITAL hereunder.

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          4.8 Upon termination, unless such termination is pursuant to Paragraph
4.5 or 4.6, VITAL shall cooperate with NOVA in transferring processing promptly and smoothly to any other processor designated by NOVA and VITAL shall make available to such processor all information VITAL possesses regarding NOVA's customers and accounts in such form as NOVA may reasonably request, together with adequate instructions concerning the format and means of accessing NOVA's data. If NOVA elects to terminate for any reason other than nonperformance of VITAL, NOVA shall pay VITAL the deconversion fee listed in Exhibit "B" and shall pay VITAL at VITAL's current per diem or hourly charged rates for all services provide by VITAL at NOVA's request and with NOVA's approval in connection with such deconversion, and NOVA shall pay VITAL for all expenses actually incurred by VITAL in connection therewith, including costs of magnetic tapes, disks, punch cards or other storage devices or media transferred by VITAL. In such an event, NOVA shall also pay VITAL for any and all supplies and forms which bear NOVA's name or other identifying mark or logo and were acquired by VITAL for NOVA's benefit which, as a result of such termination and deconversion, shall not be used by VITAL to provide services to NOVA hereunder, including but not limited to, supplies and forms, such as periodic statements, which would have been provided by VITAL to NOVA without additional charge or expense if VITAL had continued to provide services to NOVA hereunder. Any payments to be made by NOVA to VITAL under this paragraph shall be made within thirty (30) days of the receipt by NOVA of in invoice from VITAL including such fees and expenses.

5.        CONFIDENTIAL INFORMATION

          5.1 All information of a business nature relating to NOVA's assets, liabilities, credit programs, customers or other business affairs disclosed to VITAL by NOVA or disclosed in connection with this Agreement is confidential. VITAL shall not, without the express written consent of NOVA, disclose, or permit access to any such information by any person, firm or corporation.

                   VITAL shall cause its officers, employees and agents to take such action as shall be necessary, or advisable to preserve and protect the confidentiality of such information. This shall not prohibit VITAL from disclosing such information to persons required to have access thereto for the performance of this Agreement; provided. however, that VITAL shall inform such persons of the confidential nature of such information, and such persons shall agree to be bound by the provisions of this Section 5 and not to use or disclose such information to any other person. All such information, including records created therefrom by VITAL, shall remain the property of NOVA, and VITAL shall provide such information to NOVA or to another party upon NOVA's request. Immediately upon (i) the written or verbal request of NOVA or (ii) the termination of this Agreement for any reason, VITAL shall promptly return to NOVA all copies of such confidential information and shall destroy all copies of any analyses, compilations, studies or other documents prepared by it or for its use containing or reflecting, or developed with respect to, any such confidential information.

          5.2 NOVA agrees to hold confidential and to use only in connection with the

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services provided under this Agreement all information furnished to NOVA by
VITAL including, but not limited to, VITAL system design, programming techniques, training materials or other unique techniques.

          5.3 The parties agree that the terms and conditions of this Agreement, including the fees for Merchant Services provided hereunder which are set forth in Exhibit "A" and Exhibit "B" hereto, are confidential. Neither party shall, without the express prior written consent of the other party, disclose such terms and conditions (including fees) to any other unaffiliated person, firm or corporation.

          5.4 VITAL and NOVA's obligations and agreements under this paragraph shall not apply to any information supplied that:

              (a) was known to either party prior to the disclosure by the other, or

              (b) is or becomes generally available to the public other than by breach of this Agreement,

              (c) otherwise becomes lawfully available on a nonconfidential basis from a third party who is not under an obligation of confidence to either party, or

              (d) is independently developed by either party without the use of information provided by the other party.

          5.5 It is understood and agreed by the parties hereto that the performance of said services are subject to audit and/or examination by authorized representatives of NOVA, VITAL, auditors of either party and/or other appropriate federal or state regulatory agencies, and that either party is and shall be authorized to submit or furnish to any such representative or regulatory agency reports, information, assurances or other data as may be required or requested by them under applicable laws and regulations; provided, however, that the party that is subject to such request or requirement shall provide the other party with prompt prior written notice of such request or requirement so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Section 5. In the event that such protective order or remedy is nor obtained, or that the other party waives compliance with the provisions hereof, the party that is subject to such request or requirement agrees to furnish only that portion of the confidential information which they are advised by written opinion of counsel is legally required to be disclosed and to exercise best efforts to obtain assurances that confidential treatment will be accorded such confidential information.

          5.6 The parties agree that the provisions of this Section 5 shall survive the termination of this Agreement for three (3) years after the date of said termination.

6.        NETWORK CONFIGURATION

          6.1 NOVA and NOVA merchants will access VITAL's system utilizing data

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communication protocols, transaction formulas and devices certified by VITAL.

          6.2 NOVA and/or NOVA merchants will be responsible for the installation, servicing and maintenance of equipment at NOVA or it's merchant's facilities, and will be responsible for the connection of those devices to the network in compliance with VITAL's requirements.

          6.3 VITAL reserves the right to change all or part of the protocols and the network configuration used by VITAL in providing the Merchant Services, provided that if any change in the network configuration would require NOVA or its merchants to change data communication protocols or communication networks, VITAL will provide NOVA with one hundred eighty (180) days written notice.

7.        AUDIT PROCEDURE
          ---------------

          7.1 VITAL acknowledges that its performance of the Services for NOVA hereunder is subject to audit or examination by the authorized representatives of NOVA, NOVA's auditors, federal bank examiners and other federal and state regulatory agencies. If VITAL is given written notice at least thirty (30) days in advance of a requested audit or examination, VITAL will allow such auditors or examiners access to VITAL's place of business during normal business hours and furnish such auditors or examiners with such information, data and reports related to the Services provided hereunder as is reasonably requested by them. NOVA will pay VITAL on a time and materials basis, at VITAL's then standard rates, for VITAL's compliance with any such audit or examination by authorized representatives or auditors of NOVA. If the request for an audit or examination concerning NOVA'S business does not originate from NOVA, VITAL will notify NOVA in writing of such request (which notice will include a copy of such request) and shall comply only upon NOVA's written verification of its obligation to pay VITAL as required hereby in connection with such audit or examination. Notwithstanding anything in this Section 7 to the contrary, VITAL will not be required, in connection with any such audit or examination, to furnish, or provide access to, any information that is not directly related to NOVA's business or the Services provided hereunder.

          7.2 In the event the findings of any such audit or examination require any changes or revisions to VITAL's operations, NOVA shall have the right to request that any such changes be made and VITAL shall cooperate with NOVA to make such requested changes, on such schedule as may be acceptable to both VITAL and NOVA. The costs of making changes requested or required by NOVA or its authorized representatives or auditors shall be born by NOVA.

8.        COMPLIANCE WITH OPERATING RULES AND REGULATIONS
          -----------------------------------------------

          8.1 VITAL and NOVA will be responsible for knowing and conforming in their respective capacities to the bylaws, rules, regulations and other requirements established by Visa, MasterCard, Discover, American Express, Diners Club, Carte

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Blanche, JCB, ETC Scan check authorization service, debit network and other like entities that apply to the provision of Services hereunder. Each party will be responsible for its own costs of complying therewith.

        8.2 Neither VITAL nor NOVA will be responsible for failure of the other party, the other party's merchants, or the employees and subcontractors thereof, to comply with any of the rules or regulations referred to in Section 8.1.

        8.3 For the purposes of compliance with the Visa or the MasterCard operating regulations, NOVA appoints VITAL as its agent to use the Visa or the MasterCard data processing and communication system, and agrees to register VITAL as such agent pursuant to such regulations. To the extent any other credit card association, or credit card issuing company, at any time requires a similar agent designation and registration, NOVA will so designate and register VITAL in respect to NOVA's transactions.

9.      INDEMNIFICATION
        ---------------

        9.1 NOVA agrees to indemnify and hold VITAL harmless from and against any and all loss, liability, cost, damage and expense (including reasonable legal and accounting fees and expenses) to which VITAL may be subjected or which it may incur in connection with any claims which arise from or out of or as the result of (i) NOVA's breach of this Agreement; (ii) performance by NOVA of its duties and obligations under this Agreement; or (iii) the act, negligence or willful misconduct of NOVA. Unless such claim is the result of the act, negligence or willful misconduct of VITAL, NOVA shall bear all risk of loss of items, records, data and materials, including magnetic tapes, during transit from NOVA to VITAL's location (or that of its agents or subcontractors) or from NOVA's location to VITAL.

        9.2 Year 2000 Indemnification. VITAL shall be liable to and shall
            -------------------------
indemnify and hold NOVA harmless from and against any and all loss, liability, cost, damage or expense (including reasonable legal and accounting fees and expenses) incurred by NOVA resulting from the inability of THE VITAL SYSTEM to accurately calculate, compare and sequence date data involving the years 1999, 2000 and later dates provided that NOVA utilizes THE VITAL SYSTEM in accordance with the Manuals or other written operating materials provided to NOVA. Further, in the event that THE VITAL SYSTEM fails to accurately calculate, compare and sequence date data involving the years 1999, 2000 and a later date, and the failure has a material and adverse impact on NOVA, NOVA shall have the right to terminate this Agreement in accordance with Section 4.6 above, provided the failure does not result from NOVA's use of THE VITAL SYSTEM in a manner inconsistent with the Manuals or other written operating instructions provided to NOVA.

        9.3 NOVA shall indemnify and hold VITAL harmless from and against any and all loss, liability, cost, damage and expense (including reasonable legal and accounting fees and expenses) or claims in respect thereof asserted against VITAL by third parties and arising out of information provided to VITAL by NOVA, or by officers,


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employees and agents of NOVA, or arising out of the use of such information when furnished by VITAL to NOVA, to merchants affiliated with NOVA, to other third persons at NOVA'S request, or to officers, employees and agents of NOVA, unless such loss, damage or expense arises out of the act, negligence or willful misconduct of VITAL.

        9.4 VITAL shall be liable to and shall indemnify and hold NOVA and the applicable clearing bank(s) harmless from and against any and all loss, liability, cost, damage and expense (including reasonable legal and accounting fees and expenses) to which NOVA or the applicable clearing bank(s) may be subjected or which they may incur in connection with any claims which arise from or out of or as the result of (i) VITAL's breach of this Agreement; (ii) performance by VITAL of its duties and obligations under this Agreement; or
(iii) the act, negligence or willful misconduct of VITAL.

        9.5 Notwithstanding any other provision hereof, VITAL shall not be liable for failure to provide Services if such failure is due to any cause or condition beyond the reasonable control of VITAL or of any applicable subcontractors or permitted outsources. Such causes or conditions shall include, but shall not be limited to, acts of God or of the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes and freight embargoes.

        9.6 VITAL shall be entitled to rely upon and use, without verification, any and all information, data and instructions at any time submitted to VITAL by NOVA or by Visa and/or MasterCard and having to do with NOVA or its accounts, and VITAL shall have no responsibility or liability whatsoever for the accuracy or inaccuracy thereof, for the wording or text authored or submitted by NOVA to VITAL for the mailers or periodic statements to be furnished by VITAL or for other purposes, for the wording or text appearing on any forms, bankcards or other materials furnished by NOVA to VITAL or for whether or not such information, data, instruction, wording or text complies with applicable laws and regulations; provided, however, that in the case of information, data or instructions received from NOVA, VITAL has received such information, data or instructions from an employee of NOVA previously identified by an officer of NOVA as authorized to communicate such information, data or instructions.

        9.7 NOVA agrees to randomly check all output information produced by VITAL, including but not limited to, statements and interchange qualification level to determine if such information is correct, and will promptly report any errors discovered therein to VITAL. In no event shall VITAL be liable with respect to any loss, liability, cost, damage or expense caused by VITAL's failure to perform under this Section 9.6 but not reported by NOVA to VITAL within ninety (90) days of when such failure to perform is known or should have been known to NOVA.

        9.8 In no event shall VITAL be liable with respect to any loss, liability, cost damage or expense arising out of a claim by NOVA or by third parties in connection with the data, computations and services provided and/or performed by VITAL hereunder to


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the extent of such data, computations and/or services as to which claim arises were provided and/or performed in accordance with: (i) NOVA's written requirements and/or instructions in such regard, including, but not limited to, NOVA's memoranda, data entry instructions or computer field instructions; or
(ii) NOVA's written concurrence that such data, computations and services provided or performed or to be provided or performed comply with NOVA's previously communicated requirements and/or instructions in such regard.

        9.9 IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO, LOST PROFITS, EVEN IF SUCH PARTY KNEW OF THE POSSIBILITY OF SUCH DAMAGES.

             THE EXPRESS PROVISIONS HEREOF ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATIONS, THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

        9.10 The total liability of VITAL hereunder to NOVA or to any party claiming by, through or under NOVA, shall be limited, for all claims asserted during the period from the effective date hereof to the first anniversary of the effective date, to the aggregate amount of fees for the three most recent monthly billing amounts prior to the occurrence resulting in the claim and for claims asserted during subsequent one year periods beginning on the first anniversary of the date hereof, to the aggregate of the fees for the three most recent monthly billing amounts prior to the occurrence resulting in the claim.

10.     NOTICES

        10.1 Any written notice required or permitted to be given by NOVA to VITAL hereunder shall be addressed to:

                        VITAL PROCESSING SERVICES L.L.C.
                           Attention: General Counsel
                              8320 South Hardy Road
                                 Tempe, AZ 85284
                               (602) 333-7604 TEL
                               (602) 333-8604 FAX

and any written notice required, or permitted to be given by VITAL to NOVA under this Agreement shall be addressed to:

                         NOVA INFORMATION SYSTEMS, INC.
                          Attention: Edward Grzedzinski
                         One Concourse Parkway, Ste. 300
                                Atlanta, GA 30328

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

                               (770) 396-1456 TEL
                               (770) 698-1013 FAX

        10.2 All written notices provided for hereunder shall be delivered in person or shall be sent by courier or by certified mail with a return receipt requested and shall be effective when delivered or when deposited in the United States Post Office, postage prepaid and addressed as provided above. The parties to this Agreement, by notice in writing, may designate another address or office to which notices shall be given pursuant to this Agreement.

11.     DEFAULT

        11.1 A party shall be deemed to be in default under this Agreement:

             (a) If its obligations with respect to confidential information provided in Article 5 are breached and such breach is not cured within sixty
(60) days or notice thereof, except that if the failure is one that by its nature cannot be cured in sixty (60) days, the breaching party must make reasonable efforts to minimize the breach and to prevent the recipient of the confidential information from using same;

             (b) If it files a voluntary petition for reorganization under the Bankruptcy Code, or if a petition for such a reorganization is filed against it by a third party and is not dismissed within ninety (90) days.

        11.2 If a party is in default hereunder, the other party may terminate this Agreement, effective upon written notice to the party in default. The non-defaulting party shall have the right to receive payment of any amounts owing to it at the time of termination.

12.     AGENCY
        ------

        12.1 Neither party has the authority to make any statement, representation, warranty or other commitment on behalf of the other, and this Agreement does not create any agency, employment, partnership, joint venture or similar relationship between the parties.

13.     ASSIGNMENT
        ----------

        13.1 This Agreement shall not be assignable in whole or in part by NOVA or VITAL without the other party's prior written consent, except that NOVA shall have the right to assign this Agreement to a parent, affiliate or subsidiary without the written consent of VITAL, but NOVA agrees to provide VITAL with notice of such assignment. VITAL may, however, without NOVA's prior written consent, subcontract with other entities with respect to the provision of Merchant Services hereunder, but no such subcontracts shall alter NOVA's rights against VITAL under this Agreement or VITAL's obligations hereunder.

14.     REPRESENTATION

        14.1 Each party to this Agreement hereby represents and warrants to the other that it has the full right, power and authority to enter into and perform this Agreement in accordance with all of the terms, provisions, covenants and conditions hereof and that the execution and delivery of this Agreement has been duly authorized by proper corporate action.

15.     EXCLUSIVE REMEDY
        ----------------

        15.1 Any delay, waiver or omission by NOVA or VITAL to exercise any right or power arising from any breach or default of the other party in any of the terms, provisions or covenants of this Agreement shall not be construed to be a waiver by VITAL or NOVA of any subsequent breach or default of the same or other terms, provisions or covenants on the part of the other party.

16.     BINDING NATURE
        --------------

        16.1 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their representatives and their respective successors and assigns.

17.     ENTIRE AGREEMENT
        ----------------

        17.1 This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and all prior negotiations, agreements and understandings, whether oral or written, are superseded hereby. No modification or amendment to this Agreement shall be effective unless and until set forth in writing and signed by both parties hereto.

18.     GOVERNING LAW
        -------------

        18.1 This Agreement, its validity, construction and effect, will be governed by and interpreted under the laws of the State of Georgia, without giving effect to the provisions thereof regarding conflicts of laws.

        IN WITNESS WHEREOF each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day, month and year first above written.


VITAL PROCESSING SERVICES, L.L.C.

By: [SIGNATURE APPEARS HERE]
   -------------------------------

Title:       EVP
      ----------------------------



NOVA INFORMATION SYSTEMS, INC.

By: /s/ Pamela A. Joseph
   -------------------------------
Name:   Pamela A. Joseph
     -----------------------------
 Title:  Chief Information Officer
       ---------------------------


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